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                                   EXHIBIT 2
                                   ---------

                           JOINT REPORTING AGREEMENT


     In consideration of the mutual covenants herein contained, each of the parties hereto represents to and agrees with the other party as follows:

     1. Such party is eligible to file a statement or statements on Schedule 13G pertaining to the Common Stock, $.01 par value per share, of Guitar Center, Inc., to which this agreement is an exhibit, for filing of the information contained herein.

     2. Such party is responsible for timely filing of such statement and any amendments thereto and for the completeness and accuracy of the information concerning such party contained therein, provided that no such party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

     3. Such party agrees that such statement is filed by and on behalf of such party and that any amendment thereto will be filed on behalf of each such party.


Dated:  May 29, 1998


                                              /s/ Raymond Scherr
                                              ------------------
                                              Raymond Scherr


                                              /s/ Janet Scherr
                                              ----------------
                                              Janet Scherr


                                              /s/ Raymond Scherr
                                              ------------------
                                              Raymond Scherr, Trustee of
                                                The Scherr Living Trust
                                                  Dated 4/3/90


                                              /s/ Janet Scherr
                                              ----------------
                                              Janet Scherr, Trustee of
                                                 The Scherr Living Trust
                                                    Dated 4/3/90


                                  RAY AND JANET SCHERR FOUNDATION


                                         By:  /s/ Raymond Scherr
                                              ------------------
                                              Name:  Raymond Scherr
                                              Title:  Secretary and Treasurer


                              Page 12 of 12 pages